UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c)

of the

Securities Exchange Act of 1934

Check the appropriate box:

☐ Preliminary Information Statement

☐ Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))

☒ Definitive Information Statement

NGFC EQUITIES, INC.

(Name of Registrant as Specified in Its Charter)

Payment of Filing Fee (Check the appropriate box):

☒ No fee required.

☐ Fee computed on table below per Exchange Act Rules 14c-5(g)

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐ Fee paid previously with preliminary materials.

☐ Check box if any part of the fee is offset as provided by Exchange Act Rule O-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount previously paid:
(2)	Form, Schedule, or Registration Statement No.:
(3)	Filing Party:
(4)	Date Filed:

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

NGFC EQUITIES, INC.

January 17, 2017

Dear Shareholders:

The enclosed Information Statement is being furnished to the holders of record of shares of the common stock (the “Common Stock”) of NGFC Equities, Inc., a Florida corporation (the “Company” or “NGFC”), as of the close of business on the record date, December 31, 2016.  The purpose of the Information Statement is to notify our shareholders that on January 2, 2017, the Company received a written consent in lieu of a meeting of shareholders (the “Written Consent”) from the majority shareholder I. Andrew Weeraratne, the holder of 74,000,000 votes of our common stock representing 83.75% of the issued and outstanding shares of our common stock.  The Written Consent adopted resolutions and approved the following:

1. To amend the Articles of Incorporation to increase the number of authorized shares capital stock of the Company to one billion shares of which nine hundred and ninety million (990,000,000) would be designated as Class A Common Stock and eliminate the authorized shares of Class B Common Stock and to designate five million (5,000,000) shares of the ten million (10,000,000) authorized shares of Preferred Stock as Series A Preferred Stock with one thousand votes for each share of Preferred Stock and keep the other five million (5,000,000) authorized shares of Preferred Stock as blank check Preferred Stock.

2. To issue 4,817,792 shares of Class A Preferred Stock with the right to convert each share of Class A Preferred Stock to one hundred shares of Common stock to each shareholder of Quest Energy Inc. (a Corporation incorporated in the State of Indiana), in exchange for these individuals selling 100% ownership of all capital stock of Quest Energy Inc. to the Company.

You are urged to read the Information Statement in its entirety for a description of the actions taken by the majority of shareholders of the Company. The resolutions will become effective ten calendar days after this Information Statement is first mailed to our shareholders.

THIS IS NOT A NOTICE OF SPECIAL MEETING OF STOCKHOLDERS AND NO

STOCKHOLDER MEETING WILL BE HELD TO CONSIDER ANY MATTER WHICH IS

DESCRIBED HEREIN, WE ARE NOT ASKING YOU FOR A CONSENT OR PROXY AND

YOU ARE REQUESTED NOT TO SEND US A CONSENT OR PROXY.

No action is required by you.  The enclosed Information Statement is being furnished to you to inform you that the foregoing actions have been approved by the holders of at least a majority of the outstanding shares of all voting stock of the Company. Because shareholders holding at least a majority of the voting rights of our outstanding common stock have voted in favor of the foregoing actions, and have sufficient voting power to approve such actions through its ownership of common stock, no other shareholder consents will be solicited in connection with the transactions described in this Information Statement.  The Board is not soliciting your proxy in connection with the adoption of these resolutions, and proxies are not requested from stockholders.

This Information Statement is being e-mailed on or about January 17, 2017 to shareholders of record on December 31, 2016.

Sincerely,

/s/ I. Andrew Weeraratne
I. Andrew Weeraratne
Chief Executive Officer

NGFC Equities, Inc.

7135 Collins Ave No. 624

Miami Beach, FL 33141

_____________________

INFORMATION STATEMENT

PURSUANT TO SECTION 14(C)

OF THE SECURITIES EXCHANGE ACT OF 1934

AND RULE 14C-2 THEREUNDER

_________________________________

NO VOTE OR OTHER ACTION OF THE COMPANY’S SHAREHOLDERS IS REQUIRED
IN CONNECTION WITH THIS INFORMATION STATEMENT.

WE ARE NOT ASKING YOU FOR A PROXY AND

YOU ARE REQUESTED NOT TO SEND US A PROXY

The enclosed Information Statement is being furnished to the holders of record of shares of the common stock (the “Common Stock”) of NGFC Equities, Inc., a Florida corporation (the “Company” or “NGFC”), as of the close of business on the record date December 31, 2016.

Action by Written Consent

The purpose of the Information Statement is to notify our shareholders that on January 2, 2017 the Company received written consents in lieu of a meeting from the majority shareholder I. Andrew Weeraratne, the holder of 74,000,000 votes of our common stock representing 83.75% of the issued and outstanding shares of our common stock.  The Written Consent adopted resolutions approving the following:

1. To amend the Articles of Incorporation to increase the number of authorized shares of the Company’s capital stock to one billion shares of which nine hundred and ninety million shares would be designated as Class A Common Stock and eliminate the authorized shares of Class B Common Stock and to designate five million (5,000,000) shares of the ten million (10,000,000) authorized shares of Preferred Stock as Series A Preferred Stock with one thousand votes for each share of Preferred Stock and keep the other five million (5,000,000) authorized shares of Preferred Stock as blank check Preferred Stock.

2. To issue 4,817,792 shares of Class A Preferred Stock with the right to convert each share of Class A Preferred Stock to one hundred shares of Common stock to each shareholder of Quest Energy Inc. (a Corporation incorporated in the State of Indiana), in exchange for these individuals selling 100% ownership of all capital stock of Quest Energy Inc. to the Company.

You are urged to read the Information Statement in its entirety for a description of the actions taken by the majority of shareholders of the Company. The resolutions will become effective ten calendar days after this Information Statement is first mailed to our shareholders.

Stockholders Entitled to Receive Notice of Action by Written Consent

Because shareholders holding at least a majority of the voting rights of our outstanding common stock have voted in favor of the foregoing actions, and have sufficient voting power to approve such actions through their ownership of common stock, no other shareholder consents will be solicited in connection with the transactions described in this Information Statement.  The Board is not soliciting proxies in connection with the adoption of these resolutions, and proxies are not requested from shareholders.

In accordance with our bylaws, our Board of Directors has fixed the close of business on December 31, 2016 as the record date for determining the shareholders entitled to notice of the above noted actions. This Information Statement is being mailed on or about January 17, 2017 to shareholders of record on the record date.

DISTRIBUTION AND COSTS

We will pay all costs associated with the distribution of this Information Statement, including the costs of printing and mailing. In addition, we will only deliver one Information Statement to multiple security holders sharing an address, unless we have received contrary instructions from one or more of the security holders. Also, we will promptly deliver a separate copy of this Information Statement and future shareholder communication documents to any security holder at a shared address to which a single copy of this Information Statement was delivered, or deliver a single copy of this Information Statement and future shareholder communication documents to any security holder or holders sharing an address to which multiple copies are now delivered, upon written request to us at our address noted above.

Shareholders may also address future requests regarding delivery of information statements by contacting us at the address noted above.

VOTE REQUIRED; MANNER OF APPROVAL

Because shareholders holding at least a majority of the voting rights of our outstanding Common Stock have voted in favor of the foregoing actions, and have sufficient voting power to approve such actions through their ownership of common stock, no other shareholder consents will be solicited in connection with the transactions described in this Information Statement.  The Board is not soliciting proxies in connection with the adoption of these proposals, and proxies are not requested from shareholders.

In addition, the Florida Business Corporation Act provides in substance that shareholders may take action without a meeting of the shareholders and without prior notice if a consent or consents in writing, setting forth the action so taken, is signed by the holders of the outstanding voting shares holding not less than the minimum number of votes that would be necessary to approve such action at a shareholders meeting.  This action is effective when written consents from holders of record of a majority of the outstanding shares of voting stock are executed and delivered to the Company.

The Company has no other classes of voting stock outstanding other than the two classes of common stock and our Class A common stock is entitled one vote for each share and our Class B common stock is entitled 10 votes for each share. There are currently 18,359,799 shares of class A common stock outstanding and 7,000,000 shares of Class B common stock outstanding.   In accordance with our bylaws, our Board of Directors has fixed the close of business on December 31, 2016 as the record date for determining the shareholders entitled to vote or give written consent.

On January 2, 2017, the Company received a written consent in lieu of a meeting of shareholders (the “Written Consent”) from the majority shareholder I. Andrew Weeraratne, the holder of 74,000,000 votes of our common stock representing 83.75% of the issued and outstanding shares of our common stock.  The Written Consent adopted resolutions approving the following:

1. To amend the Articles of Incorporation to increase the number of authorized shares of capital stock of the Company to one billion shares of which nine hundred and ninety million shares would be designated as Class A Common Stock and eliminate all authorized shares of Class B Common Stock and to designate five million (5,000,000) shares of the ten million (10,000,000) authorized shares of Preferred Stock as Series A Preferred Stock with one thousand votes for each share of Series A Preferred Stock and keep the other five million (5,000,000) authorized shares of Preferred Stock as blank check Preferred Stock.

2. To issue 4,817,792 shares of Class A Preferred Stock with the right to convert each share of Class A Preferred Stock to one hundred shares of Common stock to each shareholder of Quest Energy Inc. (a Corporation incorporated in the State of Indiana), in exchange for these individuals selling ownership of all shares of capital stock of Quest Energy Inc. to the Company.

OTHER MATTERS

The Board knows of no other matters other than those described in this Information Statement which have been approved or considered by the holders of a majority of the shares of the Company’s voting stock.

WHERE YOU CAN FIND MORE INFORMATION

 We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read or copy any document we file at the public reference room maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549. Copies of this information may also be obtained by mail from the SEC’s Public Reference Branch at 100 F Street, N.E., Washington, D.C. 20549. In addition, our filings with the SEC are also available to the public on the SEC’s internet website at http://www.sec.gov

INFORMATION INCORPORATED BY REFERENCE

The following documents are incorporated herein by reference and are deemed to be a part hereof from the date of filing of such documents:

Annual Report on Form 10-K for the fiscal year ended September 30, 2016.

Quarterly Reports on Form 10-Q for the quarter ended June 30, 2016.

Current Reports on Form 8-K.

IF YOU HAVE ANY QUESTIONS REGARDING THIS INFORMATION STATEMENT AND/OR THE PLAN, PLEASE CONTACT:

NGFC Equities, Inc.

7135 Collins Ave No. 624

Miami Beach, FL 33141

Sincerely,

/s/ I. Andrew Weeraratne
I. Andrew Weeraratne
Chief Executive Officer

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